SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant    ☑
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

POINT THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No	Fee Required.

☐ Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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June 14, 2002

Dear Point Therapeutics, Inc. Stockholder:

We are pleased to announce that the Point Therapeutics, Inc. (the “Company”) Annual Meeting of its Stockholders will be held on Tuesday, July 9, 2002 at 10:00 a.m. in the offices of Ropes & Gray, at One International Place, 36th Floor, in Boston, MA 02110.

At this meeting, we will present an overview of the Company. In this packet, we have enclosed the following documents:

•	Proxy statement

•	Proxy card for you to submit your vote at the 2002 Annual Meeting on pending Company matters

In addition, enclosed are the following recent SEC filings of the Company:

•	Annual Report on Form 10-K, as amended

•	Current Report on Form 8-K, as amended

These filings provide corporate and financial information on the Company (formerly known as HMSR Inc.) and Point Therapeutics Massachusetts, Inc. (formerly known as Point Therapeutics, Inc.).

I look forward to meeting with you on July 9th, and am excited about sharing the “Point Therapeutics Story” with you and our other shareholders. For those who cannot attend, we will conduct a live webcast of the meeting at 10:00 a.m., which will be available at both www.companyboardroom.com and www.pointtherapeutics.com with a replay available upon request until August 8th.

Thank you for your support,

Donald R. Kiepert, Jr.
President, Chief Executive Officer,
and Chairman of the Board of Directors

• 125 Summer Street    Boston, Massachusetts    02110        Phone: (617) 636-0680    Fax: (617) 636-0675

POINT THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 9, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Point Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, July 9, 2002 at 10:00 a.m. at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts 02110 (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect five directors for the ensuing year;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the current fiscal year; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

The Board of Directors has fixed the close of business on June 12, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as amended, together with a copy of the Company’s Current Report on Form 8-K, filed on March 28, 2002, as amended, each of which contains certain consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

Donald R. Kiepert, Jr., President and
Chief Executive Officer

June 14, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

POINT THERAPEUTICS, INC.
125 Summer Street
Boston, Massachusetts 02110

PROXY STATEMENT
GENERAL INFORMATION

For the Annual Meeting of Stockholders
To Be Held on July 9, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Point Therapeutics, Inc., a Delaware corporation (“Point” or the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, July 9 at 10:00 a.m. at the offices of Ropes & Gray, One International Place, Boston, 36th Floor, Massachusetts 02110 and at any adjournments thereof (the “Meeting”). Except where the context otherwise requires, references to the Company in this Proxy Statement will mean the Company and any of its subsidiaries.

Proxies will be voted in accordance with the instructions of the stockholders. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

On June 12, 2002, the record date for determination of stockholders entitled to vote at the Meeting, an aggregate of 9,275,708 shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), were outstanding and entitled to vote. Each share of Common Stock entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as amended, together with the Company’s Current Report on Form 8-K, filed on March 28, 2002, as amended, are first being sent or given to stockholders on or about June 14, 2002. The Company will, upon written request of any stockholder, furnish without charge, a copy of the enclosed filings with the Securities and Exchange Commission and all exhibits. Please address all such requests to Point Therapeutics, Inc., 125 Summer Street, Boston, Massachusetts 02110, Attention: Investor Relations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 15, 2002, certain information concerning beneficial ownership of the capital stock of the Company by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each of the executive officers named in the Summary Compensation Table (in addition to the current executive officers of the Company), and (iv) all Directors and executive officers as a group.

Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name	Number of Shares Beneficially Owned	Percentage of Class
Donald R. Kiepert, Jr. (1)	647,964	6.9
Richard N. Small (2)	255,875	2.7
Lawrence L. Nussbaum, M.D. (3)	8,323	*
Barry Jones, Ph.D. (4)	49,940	*
Federated Kaufmann Fund Inc.	1,300,525	14.0
William Bachovchin, Ph.D.	1,160,675	12.5
Claflin Capital Management (5)	800,150	8.6
Barbara P. Wallner, Ph.D. (6)	689,581	7.4
Sepracor, Inc. (7)	670,033	7.1
Graystone Venture Partners, LLC (8)	623,902	6.7
Cathy A. Kiepert	564,731	6.1
Gerd Petrik (9)	524,841	5.6
Gambro, Inc.	516,534	5.6
Timothy J. Barberich (10)	37,008	*
Thomas M. Claflin II (11)	800,150	8.6
Daniel T. Roble (12)	15,606	*
William J. Whelan, Jr. (13)	26,010	*
John F. McGuire (14)	90,000	*
James B. Murphy (15)	27,000	*
Peter C. Sutcliffe (16)	25,000	*
All directors and executive officers as a group (11 persons) (17)	1,982,876	21.4

*	Beneficial ownership does not exceed 1% of the outstanding common stock of the Company.

(1)	Includes 83,233 shares issuable to Mr. Kiepert upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2002.

(2)	Includes 93,637 shares issuable to Mr. Small upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2002.

(3)	Consists solely of shares issuable to Dr. Nussbaum upon the exercise of options exercisable within 60 days of May 15, 2002.

(4)	Consists solely of shares issuable to Dr. Jones upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2002.

(5)
Consists of 306,357 shares of Common Stock held by the Claflin Capital VI Fund, 216,569 shares of common held by the Claflin Capital VII Fund, 207,309 shares of common stock held by the Black Diamond Fund, 41,949 shares issuable to the Claflin Capital VI Fund upon exercise of Common Stock warrants, and 27,966 shares issuable to the Claflin Capital VII Fund, upon exercise of Common Stock warrants.

(6)	Includes 93,637 shares issuable to Dr. Wallner upon the exercise of options currently exercisable.

(7)	Includes 236,700 shares issuable to Sepracor, Inc. upon exercise of Common Stock warrants.

(8)
Consists of 553,986 shares of Common Stock held by Graystone Venture Direct Equity, L.P., which is managed by Graystone Venture Partners, LLC, and 69,916 shares issuable to the Graystone Venture Direct Equity, L.P., upon exercise of Common Stock warrants.

(9)	Consists of 478,231 shares of Common Stock held by StoneLife Science Holdings, Ltd. and 46,610 shares issuable to StoneLife Science Holdings, Ltd. upon exercise of Common Stock warrants.

(10)	Consists of 37,008 shares issuable to Mr. Barberich upon the exercise of options currently exercisable.

(11)
Consists of 306,357 shares of Common Stock held by the Claflin Capital VI Fund, 216,569 shares of Common Stock held by the Claflin Capital VII Fund, 207,309 shares of Common Stock held by Black Diamond Fund, 41,949 shares issuable to the Claflin Capital VI Fund upon exercise of Common Stock warrants, and 27,966 shares issuable to the Claflin Capital VII Fund, upon exercise of Common Stock warrants. Mr. Claflin is Chairman of the Board of Claflin Capital Management, Inc. and a general partner of each of the funds. Mr. Claflin disclaims beneficial ownership with respect to the shares held by each of the funds.

(12)	Consists solely of shares issuable to Mr. Roble upon the exercise of options currently exercisable.

(13)	Includes 15,606 shares issuable to Mr. Whalen upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2002.

(14)	Consists solely of shares issuable to Mr. McGuire upon the exercise of options currently exercisable.

(15)	Consists solely of shares issuable to Mr. Murphy upon the exercise of options currently exercisable.

(16)	Consists solely of shares issuable to Mr. Sutcliffe upon the exercise of options currently exercisable.

(17)	Includes 525,672 shares of Common Stock subject to options or warrants that, as of May 15, 2002, were granted and exercisable or will become exercisable within 60 days thereafter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during the fiscal year ended December 31, 2001, all filing requirements were timely satisfied.

Votes Required

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. In addition, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting and voting on the matter is required to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the current year.

Stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of either a certain percentage of the votes cast or shares voting on a matter.

Change in Control of Registrant

On May 29, 2001, the Company sold substantially all of its non-cash assets to Whatman BioScience Inc. (“Whatman”), a Massachusetts corporation and a subsidiary of Whatman plc, an English corporation, pursuant to the terms of an Asset Purchase Agreement by and among the Company, Whatman and Whatman plc, dated as of February 3, 2001 and amended on April 2, 2001 (the “Whatman Sale”). From May 29, 2001 until March 15, 2002, the Company operated as a shell company and its continuing operations consisted of general and administrative expenses to investigate various strategic business combinations.

On March 15, 2002, HMSR Inc. (now known as Point Therapeutics, Inc.), a Delaware corporation, PT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“PT Acquisition”), and Point Therapeutics, Inc. (now known as Point Therapeutics Massachusetts, Inc.), a Massachusetts corporation (“Point Massachusetts”), consummated a merger (the “Merger”) pursuant to the Agreement and Plan of Merger dated as of November 15, 2001 (the “Merger Agreement”), among the Company, PT Acquisition and Point Massachusetts. Pursuant to the Merger Agreement, PT Acquisition merged with and into Point Massachusetts. Point Massachusetts was the surviving corporation in the Merger and became a wholly-owned subsidiary of the Company.

The Company also announced on March 15, 2002 the approval of an amendment of its Certificate of Incorporation to effect a 1-for-10 reverse split of the Company’s common stock (the “Reverse Split”) and the change of the Company’s name to Point Therapeutics, Inc. Effective on March 18, 2002, the OTC Bulletin Board stock symbol for the Company’s common stock was changed from “HMSR” to “POTP.”

Pursuant to the Merger Agreement, each share of Point Massachusetts common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 4.16168 shares of the Company’s Common Stock. The total number of issued and outstanding shares of the Company’s Common Stock was approximately 9,276,000 immediately after giving effect to the Merger and the Reverse Split.

Pursuant to the Merger Agreement, all outstanding options and warrants to purchase shares of Point Massachusetts common stock were assumed by the Company and may be exercised only for shares of the Company’s Common Stock on the same terms and conditions as were in effect prior to the effective time of the Merger. The number of shares of the Company’s Common Stock subject to each stock option and warrant assumed by the Company is the number of whole shares of the Company’s Common Stock (omitting any fractional share) determined by multiplying the number of shares of Point Massachusetts common stock subject to each such stock option or warrant immediately prior to the effective time of the Merger by the exchange ratio of 4.16168. The per share exercise price of each stock option and warrant assumed by the Company was adjusted by dividing the per share exercise price by the exchange ratio of 4.16168 and rounding up to the nearest cent.

As a result of the Merger, the former stockholders of Point Massachusetts held, immediately after the Merger, approximately 79.6% of the issued and outstanding shares of the Company’s Common Stock; the remaining 20.4% of the issued and outstanding shares of the Company’s Common Stock were held by the stockholders who held the Company’s Common Stock immediately before the Merger became effective.

Pursuant to the terms of the Merger Agreement, on March 15, 2002, John McGuire and Justin Doheny resigned from the Board of Directors of the Company and John McGuire, James Murphy and Peter Sutcliffe resigned as officers of the Company. The Board of Directors of the Company (the “Board”) was increased in size to five members, and Donald R. Kiepert, Jr., Thomas M. Claflin II, Daniel T. Roble and William J. Whelan, Jr. were elected to serve on the Board; Timothy J. Barberich remained a member of the Board. These five members of the Board had also served as the members of the Point Massachusetts Board of Directors prior to the Merger. The Board subsequently appointed Donald R. Kiepert, Jr. as Chairman of the Board, President and Chief Executive Officer; Richard N. Small as Senior Vice President, Chief Financial Officer and Treasurer; and Peter B. Finn, Esquire, as Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees for Director

At this time, the Company’s Board of Directors consists of five directors. At the Meeting, the stockholders will vote to elect five directors for a term ending at the next annual meeting and until each such director’s successor is duly elected and qualified.

The information below sets forth the name of each person nominated to serve for a term expiring on the date of the next annual meeting and until his respective successor is elected and qualified. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing and able to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted “FOR” the election of the following persons:

The following table sets forth the name, age as of June 14, 2002, positions and offices of each person who serves as a director of the Company:

Name	Age	Position
Donald R. Kiepert, Jr.	54	Chairman of the Board, President and Chief Executive Officer
Timothy J. Barberich (1)	54	Director
Thomas M. Claflin II (2)	61	Director
Daniel T. Roble (1)(2)	56	Director
William J. Whelan, Jr. (1)(2)	47	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

Except for Mr. Barberich, each person who serves as a director of the Company was appointed as a director on March 15, 2002 pursuant to the terms of the Merger Agreement. No director or executive officer of the Company is related to any other director or executive officer of the Company by blood or marriage.

Donald R. Kiepert, Jr. has served as Chairman of the Board, President and Chief Executive Officer of the Company since March 15, 2002, and has served in the same positions and offices with Point Massachusetts since 1996. Prior to that, he was President and Chief Executive Officer of Chartwell Home Therapies, a home infusion services company, from 1989 to 1996. Mr. Kiepert also started and managed several health care companies and worked in various management positions at Baxter Travenol, Inc. Mr. Kiepert presently serves as chairman and as a director of two private companies. Mr. Kiepert received his M.S. degree in clinical pharmacy from Purdue University.

Timothy J. Barberich has served as a director of the Company since its inception in 1993 and was Chairman of the Board of Directors of the Company from 1993 until March 1996 and from April 1997 until March 15, 2002. Mr. Barberich has also served as a director of Point Massachusetts since March 1999. Mr. Barberich was a founder of Sepracor, Inc. and has served as President, Chief Executive Officer and a director of Sepracor since 1984 and as Chairman of the Board of Directors of Sepracor since December 1999. Mr. Barberich also serves on the Board of Directors of BioSphere Inc., a publicly traded subsidiary of Sepracor.

Thomas M. Claflin II has served as a director of the Company since March 15, 2002 and as a director of Point Massachusetts since December 1999. He is the Chairman of the venture capital firm of Claflin Capital Management, Inc., which he founded in 1978. Prior to forming Claflin Capital, he was a general partner of PaineWebber’s venture capital fund, Ampersand Associates, and a vice president at the venture capital firm of T.A. Associates.

Daniel T. Roble has served as a director of the Company since March 15, 2002 and as a director of Point Massachusetts since January 1997. He is a partner in the Health Care Group at the law firm of Ropes & Gray, Boston, Massachusetts. He has practiced law at Ropes & Gray since 1975.

William J. Whelan, Jr. has served as a director of the Company since March 15, 2002 and as a director of Point Massachusetts since January 1997. He is a partner at the private bank of Brown Brothers, Harriman & Company, where he has worked since 1988. Prior to that, he worked at the Bank of New York as Vice President, Middle Market Lending.

Executive Officers

Information regarding the executive officers of the Company is set forth in Part I, Item 4A of the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2002, a copy of which accompanies this Proxy Statement.

See “Security Ownership of Certain Beneficial Owners and Management” above for a summary of the shares of Common Stock owned by each of the directors and director nominees.

Board of Directors and Committee Meetings

During 2001, the Company’s Board of Directors met two times. All of the Company’s directors attended both of the Company’s board meetings. During 2001, Point Massachusetts’ Board of Directors met four times. All of Point Massachusetts’ directors attended at least 75% of Point Massachusetts’ Board meetings, except for Mr. Whelan who attended 50% of the meetings.

The Company had a Compensation Committee during 2001, which had the authority and responsibility to (i) establish the compensation of, and compensation policies applicable to, the Company’s executive officers and (ii) administer certain of the Company’s stock benefit plans. The Compensation Committee took action by written consent on one occasion during 2001. The members of the Company’s Compensation Committee were Mr. Doheny and Mr. Barberich.

The Company’s Board of Directors assumed the responsibilities of the Company’s Audit Committee in November 2000 and was responsible for reviewing and evaluating audit procedures and the results and scope of the audit and other services provided by the Company’s independent public accountants.

Immediately following the approval and consummation of the transactions contemplated by the Merger Agreement on March 15, 2002, the Company reconstituted its Audit Committee and its Compensation Committee. Members of the Company’s Audit Committee are Mr. Claflin, Mr. Roble and Mr. Whelan. Members of the Company’s Compensation Committee are Mr. Barberich, Mr. Roble and Mr. Whelan.

The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

Compensation of Directors

Under the Company’s By-laws, the Board has the authority to fix the directors compensation. Prior to the Merger, the Company’s directors who were neither officers nor employees of the Company or of any subsidiary of the Company (the “Outside Directors”) received $1,000 for each meeting of the Board they attended and were entitled to participate in the Company’s 1994 Director Stock Option Plan, as amended, provided that Mr. Barberich did not receive compensation for attendance at meetings of the Board. In 2001, Mr. Doheny and Mr. McGuire each received $2,000 for compensation as Outside Directors. Directors who were officers or employees of the Company did not receive any additional compensation for their services as directors.

Prior to the Merger, directors who were neither officers nor employees of Point Massachusetts were granted non-qualified stock options under Point Massachusetts’ 1996 Stock Option Plan (the “1996 Plan”) of 10,404 shares bi-annually as compensation for their role as directors. Options granted under this plan are exercisable for ten years from the date of grant. Directors of Point Massachusetts were also reimbursed for reasonable out-of-pocket expenses incurred in attending Board meetings but otherwise received no additional compensation for their services as directors.

Under its current policies, the Company does not provide cash compensation to members of the Company’s Board of Directors for serving on its Board of Directors or for attendance at board and committee meetings. Members of Company’s Board of Directors are reimbursed for reasonable expenses in connection with attendance at board and committee meetings. In consideration for services as directors, the Company also grants options to purchase shares of the Company’s Common Stock to its Outside Directors.

Compensation of Executive Officers

Summary Compensation

The following table provides certain summary information for the fiscal years ended December 31, 1999, 2000 and 2001, concerning compensation paid or accrued by the Company to or on behalf of the persons who served as executive officers of the Company in 2001:

	Annual Compensation			Long-Term Compensation Awards
				Other Annual Compensation		Securities Underlying	All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	(%) (1)		Options/SARs	($) (3)
John F. McGuire, III	2001	$383,846	$—	$—		—	$—
Former President and	2000	$260,642	$20,000	$—		—	$1,299
Chief Executive Officer	1999	$282,000	$20,000	$95,632	(2)	100,000	$1,008

James B. Murphy	2001	$232,308	$—	$—		—	$—
Former Senior Vice President	2000	$160,141	$10,000	$—		—	$797
and Chief Financial Officer	1999	$166,600	$10,000	$—		50,000	$608

Peter C. Sutcliffe	2001	$252,500	$—	$—		—	$—
Former Vice President and	2000	$175,441	$10,000	$—		—	$882
Chief Operating Officer	1999	$176,400	$10,000	$—		50,000	$701

(1)
Other compensation in the form of perquisites and other personal benefits, securities or property has been omitted if such compensation constituted less than the lesser of $50,000 or 10% of the total salary and bonus for the executive officer.

(2)	Represents relocation expenses.
(3)	Represents the taxable portion of group life insurance.

The following table provides certain summary information for the fiscal years ended December 31, 1999, 2000 and 2001 regarding compensation paid by Point Massachusetts, to Mr. Kiepert, Mr. Small, Dr. Nussbaum and Dr. Jones, who currently serve as executive officers of the Company:

	Annual Compensation			Long-Term Compensation Awards
				Other Annual Compensation	Securities Underlying	All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	(%) (1)	Options/SARs (2)	($) (3)
Donald R. Kiepert, Jr.	2001	$283,615	$81,000	$—	10,000	$110
Chairman, President and	2000	$280,000	$28,000	$—	10,000	$110
Chief Executive Officer	1999	$280,000	$42,000	$—	20,000	$230

Richard N. Small	2001	$164,423	$48,000	$—	5,000	$72
Senior Vice President, Chief	2000	$160,000	$16,000	$—	5,000	$72
Financial Officer and Treasurer	1999	$160,000	$24,000	$—	10,000	$82

Lawrence Nussbaum, M.D. (4)	2001	$41,193	$—	$—	25,500	$18
Chief Medical Officer	2000	$—	$—	$—	—	$—
	1999	$—	$—	$—	—	$—

Barry Jones, Ph.D.	2001	$137,449	$27,000	$—	4,000	$110
Vice President, Research	2000	$130,260	$12,075	$—	3,000	$110
	1999	$122,981	$—	$—	3,000	$208

(1)
Other compensation in the form of perquisites and other personal benefits, securities or property has been omitted if such compensation constituted less than the lesser of $50,000 or 10% of the total salary and bonus for the executive officer.

(2)	The option grant information set forth in this table reflects the number of shares of Point Massachusetts common stock underlying the original option.
(3)	Represents the taxable portion of group life insurance.
(4)	Dr. Nussbaum joined Point Massachusetts in October 2001; therefore no compensation is included for the years ended December 31, 1999 and December 31, 2000.

Option Grants

The following section sets forth certain information concerning grants of stock options made during 2001 to each of the Named Executive Officers. Neither the Company nor Point Massachusetts granted any stock appreciation rights during 2001.

The Company granted no options to Mr. McGuire, Mr. Murphy or Mr. Sutcliffe in 2001.

The following table sets forth option grants by Point Massachusetts to Mr. Kiepert, Mr. Small,  Dr. Nussbaum and Dr. Jones during the year ended December 31, 2001 under the 1996 Plan. The maximum term of each option granted was ten years from the date of grant, subject to earlier termination in the event of resignation or termination of employment. The percentage of the total options granted to Point Massachusetts’ employees in 2001 shown in the table below is based on options to purchase an aggregate of 55,500 shares of Point Massachusetts Common Stock granted to Point Massachusetts’ employees during the year ended December 31, 2001. The exercise price of each option was equal to the fair market value of the Point Massachusetts common stock on the date of grant as determined by the Board of Directors.

Pursuant to the Merger Agreement, all outstanding options to purchase shares of Point Massachusetts Common Stock were assumed by the Company and may be exercised only for shares of the Company’s Common Stock on the same terms and conditions as were in effect immediately prior to the effective time of the Merger. The number of shares of the Company’s Common Stock subject to each stock option assumed by the Company is the number of whole shares of the Company’s Common Stock (omitting any fractional share) determined by multiplying the number of shares of Point Massachusetts common stock subject to each such stock option immediately prior to the effective time of the Merger by the exchange ratio of 4.16168. The per share exercise price of each stock option assumed by the Company was adjusted by dividing the per share exercise price by the exchange ratio of 4.16168 and rounding up to the nearest cent.

The potential realizable values are net of the exercise prices and before taxes associated with the exercise, and are based on the assumption that the Company’s Common Stock would have appreciated at the annual rate shown from the date of the grant until the expiration of the ten-year option term. The Company has calculated these numbers based on the rules of the SEC, and they do not represent the Company’s estimate or projection of future Common Stock prices of the Company. The amounts reflected in the table may not necessarily be achieved. The actual amount the executive officer may realize will depend upon the extent to which the stock price exceeds the exercise price of the options on the exercise date.
		Individual Grants (1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Name					5%	10%
Donald R. Kiepert, Jr.	10,000(2)	18.0%	$16.00	8/13/2011	$100,623	$254,999
Richard N. Small	5,000(3)	9.0%	$16.00	8/13/2011	$50,312	$127,499
Lawrence Nussbaum, M.D.	25,500(4)	45.9%	$16.00	9/26/2011	$256,589	$650,247
Barry Jones, Ph.D.	4,000(5)	7.3%	$16.00	8/13/2011	$40,249	$102,000

(1)
The option grant information set forth in this table reflects the number of shares of Point Massachusetts common stock underlying the original option and the exercise price per share of Point Massachusetts common stock of the original option. The table does not take into account the application of the exchange ratio in connection with the Merger or Reverse Split.

(2)
In connection with the Company’s assumption of these options, the number of shares of the Company’s Common Stock into which these options are exercisable is 41,616 shares at an exercise price per share of $3.84.

(3)
In connection with the Company’s assumption of these options, the number of shares of the Company’s Common Stock into which these options are exercisable is 20,808 shares at an exercise price per share of $3.84.

(4)
In connection with the Company’s assumption of these options, the number of shares of the Company’s Common Stock into which these options are exercisable is 106,122 shares at an exercise price per share of $3.84.

(5)
In connection with the Company’s assumption of these options, the number of shares of the Company’s Common Stock into which these options are exercisable is 16,646 shares at an exercise price per share of $3.84.

Aggregated Option Exercises and Fiscal-Year-End Option Values.

The following table sets forth certain information regarding options held as of December 31, 2001 by Mr. McGuire, Mr. Murphy and Mr. Sutcliffe. None of them exercised stock options in 2001.

The value of in-the-money unexercised options held at December 31, 2001 represents the total pre-tax gain which the option holder would realize if the option holder exercised all of the in-the-money options held at December 31, 2001, and is determined by multiplying the number of shares of the Company’s Common Stock underlying the options by the difference between $0.38 (which was the closing sales price of the Company’s Common Stock on December 31, 2001) and the applicable option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND
YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-the-Money Options at Fiscal Year-End
	Shares Acquired on	Value
Name	Exercise (#)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
John F. McGuire	—	$—	900,000/0	$—
James B. Murphy	—	$—	270,000/0	$—
Peter C. Sutcliffe	—	$—	250,000/0	$—

The following table sets forth option exercises by Mr. Kiepert, Mr. Small, Dr. Nussbaum and Dr. Jones and value of in-the-money unexercised options held by each such person at December 31, 2001.

The value of in-the-money unexercised options held at December 31, 2001 represents the pre-tax total gain which the option holder would realize if the option holder exercised all of the in-the-money options held at December 31, 2001, and is determined by multiplying the number of shares of Point Massachusetts common stock underlying the options by the difference between $16.00 (which was the fair market value per share of Point Massachusetts common stock at fiscal year end December 31, 2001 as determined by the Point Massachusetts Board of Directors) and the applicable option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

AGGREGATED OPTION EXERCISES AND FISCAL-YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald R. Kiepert, Jr.	—	$—	12,500	27,500	$32,500	$45,500
Richard N. Small	—	$—	18,750	13,750	$91,250	$22,750
Lawrence Nussbaum, M.D.	—	$—	—	25,500	$—	$—
Barry Jones, Ph.D.	—	$—	10,750	8,250	$56,850	$12,750

Employment Agreements

In 2001, the Company entered into new employment agreements with Mr. McGuire, Mr. Murphy and Mr. Sutcliffe, which superceded and terminated prior retention agreements entered into with each of them and the prior employment agreement between the Company and Mr. McGuire. Pursuant to the new employment agreements, Mr. McGuire, Mr. Murphy and Mr. Sutcliffe agreed to continue to provide part-time services to the

Company following the consummation of the Whatman Sale to assist with the transition of the Company’s business. The term of employment under each of these new employment agreements commenced upon the Whatman Sale and terminated 90 days after the Merger. Upon the execution of these new employment agreements, the Company made lump sum payments to Mr. McGuire, Mr. Murphy and Mr. Sutcliffe in the amounts of $225,000, $135,000 and $146,250, respectively, and agreed to pay them an aggregate salary of $75,000, $45,000 and $48,750, respectively, over the term of their employment. The amounts and the timing of these payments, which the Company agreed to make as an inducement to each of Mr. McGuire, Mr. Murphy and Mr. Sutcliffe to offer their part-time services to the Company following the consummation of the Whatman Sale and to forego their respective rights under their retention agreements, were negotiated by and between the management employees and Edward C. Wood, an outside consultant to the Company and advisor to the Board of Directors. Under the terms of the new employment agreements, all vested and unexercised options held by any of Mr. McGuire, Mr. Murphy and Mr. Sutcliffe will terminate 90 days following the termination of such person’s employment with the Company.

As of May 15, 2002, the Company had employment agreements with the following executive officers, each of whom became an executive officer of the Company upon consummation of the Merger with Point Massachusetts on March 15, 2002:

•	Donald R. Kiepert, Jr., Chairman of the Board, President and Chief Executive Officer;

•	Richard N. Small, Senior Vice President, Chief Financial Officer and Treasurer; and

•	Lawrence Nussbaum, M.D., Chief Medical Officer.

Mr. Kiepert’s employment agreement, as amended effective as of October 31, 2001, provides for his employment as Chairman of the Board, President and Chief Executive Officer through October 31, 2004. The employment agreement is automatically renewed for successive one-year terms thereafter, unless terminated by either party. The agreement provides for a salary of $300,000 per year, subject to yearly merit and performance-based bonuses to be granted in an amount at the Board of Directors’ discretion. If the Company terminates Mr. Kiepert’s agreement for any reason other than for cause, as that term is defined in the agreement, he is entitled to his base salary for twelve months following the time of the termination. If Mr. Kiepert terminates his agreement for good reason, as that term is defined in the agreement, he is entitled to his base salary for twelve months following the time of the termination. If Mr. Kiepert’s agreement is terminated under certain circumstances following a change of control, as that term is defined in the agreement, the Company is obligated to pay him a lump sum equal to two times the sum of his base salary as in effect at the time of the termination.

Mr. Small’s employment agreement, as amended effective as of October 31, 2001, provides for his employment as Senior Vice President, Chief Financial Officer and Treasurer through October 31, 2004. The employment agreement is automatically renewed for successive one-year terms thereafter, unless terminated by either party. The employment agreement provides for a salary of $190,000 per year, subject to yearly merit and performance-based bonuses to be granted in an amount at the Board of Directors’ discretion. If the Company terminates Mr. Small’s employment agreement for any reason other than for cause, as that term is defined in the agreement, he is entitled to his base salary for twelve months following the time of the termination. If Mr. Small terminates his agreement for good reason, as that term is defined in the agreement, he is entitled to his base salary for twelve months following the time of the termination. If Mr. Small’s employment agreement is terminated under certain circumstances following a change of control, as that term is defined in the employment agreement, the Company is obligated to pay him a lump sum equal to one and one-half times the sum of his base salary as in effect at the time of the termination.

Dr. Nussbaum’s employment agreement, entered into as of September 26, 2001, provides for his employment as Chief Medical Officer “at will” until terminated by either party. The employment agreement provides for a salary of $210,000 per year, subject to yearly merit and performance-based bonuses to be granted in an amount at the Board of Directors’ discretion. On the date the employment agreement became effective, Point Massachusetts granted Dr. Nussbaum options to purchase 25,500 shares of Point Massachusetts’ common stock at $16.00 per share. These options were assumed by the Company in connection with the Merger and adjusted to be exercisable for 106,122 shares of Company Common Stock at an exercise price per share of $3.84. If the Company terminates Dr. Nussbaum’s employment agreement for any reason other than for cause, as that term is defined in the employment agreement, he is entitled to his base salary for twelve months following the time of the termination.

Report of the Compensation Committee

Overview and Philosophy

The Compensation Committee is responsible for (i) establishing the compensation of, and the compensation policies with respect to, the Company’s executive officers, including the Company’s Chief Executive Officer, and (ii) administering certain of the Company’s stock benefit plans. The Company’s Compensation Committee met one time via written action in 2001.

Immediately following the approval and consummation of the transactions contemplated by the Merger Agreement approved on March 15, 2002, the Company reconstituted its compensation committee. The Compensation Committee is currently composed of three non-employee directors, Mr. Barberich, Mr. Roble and Mr. Whelan.

The objectives of the Company’s executive compensation program are to:

•	Attract and retain key executives critical to the long-term success of the Company;

•	Align the interests of the executive officers with the interests of stockholders and the success of the Company; and

•	Recognize and reward individual performance and responsibility

Executive Compensation Program

General.    The Company’s executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit programs that are available for the Company’s employees. These benefits include medical, dental, life insurance, 401(k) and Section 125 plans.

The Company believes that base salary should be maintained at a competitive level, sufficient to recruit and retain individuals possessing the skills and experience necessary to achieve the Company’s goals and objectives over the long term. Base salary levels are generally established with reference to various industry-related surveys and the recommendations of compensation consultants. Periodic adjustments in base salary may be made by reference to competitive factors as well as an employee’s individual performance. Other benefits are maintained at what the Committee believes is an industry-competitive level.

Base Compensation.    Mr. Kiepert, the Company’s Chairman of the Board, President and Chief Executive Officer, is party to a multi-year employment agreement with the Company. During 2001, compensation for Mr. Kiepert was set within the range of compensation for chief executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, with reference to information from compensation consultants, as determined and approved by the Compensation Committee. For 2001, the Board of Directors reviewed and approved the employment agreement entered into by the Company and Mr. Kiepert. See “Compensation of Executive Officers — Employment Agreements.”

Short-Term Incentive Compensation.    The Compensation Committee has discretionary authority to award bonuses on an annual basis to individual executive officers. The Compensation Committee believes that annual bonuses provide significant incentives to the Company’s executive officers because they enable the Compensation Committee to reward outstanding individual achievement.

Long-Term Incentive Compensation.    The Company provides long-term incentives to its executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant long-term stock ownership in the Common Stock of the Company. Stock options are granted at an option exercise price that is determined by the Board as of the date of grant. However, the option exercise price may not be less than the fair market value of the Common Stock at the time the option is granted (or, in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, no less than 110% of the fair market value of the Common Stock at the time the option is granted). Accordingly, these stock options will only have value if the Company’s stock price increases above the fair market value of the common stock at the time they were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the level of the executive, (ii) option grants awarded by competitors to executives at comparable job levels and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive.

Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure grants of stock options to its executive officers to comply with the statute and thereby to mitigate any disallowance of deductions under Section 162(m) of the Code. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when the Compensation Committee believes that such payments are appropriate, after taking into consideration circumstances such as changing business conditions or the officer’s individual performance, and are in the best interest of the stockholders. In any event, there can be no assurance that compensation attributable to stock options will be exempted from Section 162(m).

COMPENSATION COMMITTEE

Timothy J. Barberich
Daniel T. Roble
William J. Whelan, Jr.

This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company in 2001 served as a Director or Member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a Director of or Member of the Compensation Committee of the Company.

Board members who served on the Company’s Compensation Committee during fiscal year 2001 were Mr. Barberich and Mr. Doheny. Neither Mr. Barberich nor Mr. Doheny were at any time during 2001, or formerly, an officer or employee of the Company or any subsidiary of the Company. Mr. Doheny does not have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. Mr. Barberich is President and Chief Executive Officer of Sepracor.

Report of the Audit Committee

As of November 2000, and through the date of the Merger on March 15, 2002, the Company’s Board of Directors assumed the Audit Committee responsibilities for the Company. The Audit Committee carried out functions related to the oversight of the Company’s preparation, review and audit of the Company’s financial statements. The development and maintenance of internal controls and the financial reporting system and the preparation of financial statements are the responsibility of the Company’s management. The Company’s independent auditors perform an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and then issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee the foregoing functions.

The Audit Committee did not hold any formal meetings during 2001 with respect to the review of the Company’s financial statements and related matters. Point Massachusetts was a private company during 2001, and no review of Point Massachusetts’ 2001 financial statements by any audit committee occurred.

Immediately following the approval and consummation of the transactions contemplated by the Merger Agreement approved on March 15, 2002, the Company reconstituted its Audit Committee to meet the requirements of the SEC and the Nasdaq Stock Market (“Nasdaq”) on a voluntary basis. The Audit Committee held its first meeting in May 2002 to review the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2002.

The Board of Directors has determined that Mr. Claflin and Mr. Whalen are “independent” under the rules of Nasdaq. Mr. Roble does not qualify as “independent” under such rules because of his status of Partner at the law firm of Ropes & Gray, which were paid in excess of $60,000 by Point Massachusetts for legal services during 2001. Nonetheless, the Board of Directors has determined that it is in the best interest of the Company and its shareholders that Mr. Roble serve as a member of the Audit Committee because of his financial expertise.

The SEC and the principal self-regulatory organizations, including Nasdaq, recently adopted new rules and amended existing rules to impose new requirements upon audit committees and require certain disclosures regarding audit committees and their interaction with a company’s auditors and management. The new rules require that a company’s annual proxy statement contain a report of its audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. The Company has prepared a preliminary draft written charter for its Audit Committee, which is currently being reviewed, by Audit Committee members and other directors.

AUDIT COMMITTEE

Thomas M. Claflin II
Daniel T. Roble
William J. Whelan, Jr.

This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on the Common Stock of HMSR (now known as Point Therapeutics, Inc.) for the period from January 1, 1997 through December 31, 2001 with the cumulative total return on (i) Nasdaq Biotechnology Index and (ii) Russell 2000 Index. The comparison assumes investment of $100 on January 1, 1997 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

COMPANY/INDEX/MARKET	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001
HMSR (now known as Point Therapeutics, Inc.)	$100.00	$15.01	$27.01	$96.00	$4.00	$6.08
Nasdaq Biotechnology Index	$100.00	$108.36	$175.62	$411.61	$492.25	$417.21
Russell 2000 Index	$100.00	$122.34	$118.91	$142.21	$135.07	$137.46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Gambro Inc.

In 1998, the Company completed a distribution agreement, which was amended in May 1999, with Gambro Inc. (“Gambro”) to act as the exclusive distributor of the Company’s r\LS System worldwide, except for sales to the American Red Cross. In November 2000, the Company was notified by Gambro of its purported termination of the distribution agreement. In March 2001, the Company signed a termination and release agreement with Gambro, effective November 2000, which ended the distribution and development agreement. In consideration for the Company’s inventory of products bearing Gambro’s company name (net book value at December 31, 2000 of $332,000), and by way of complete resolution of all issues outstanding between the Company and Gambro, Gambro agreed to return 1,011,691 shares of common stock with a fair market value at closing of $332,000. As of May 15, 2002, Gambro owned approximately 5.6% of the Company’s issued and outstanding common stock.

Certain Employment Agreements with Executive Officers

In connection with the Whatman Sale, the Company entered into new employment agreements with Mr. McGuire, Mr. Murphy and Mr. Sutcliffe, which superceded and terminated prior retention agreements entered into with each of them and the prior employment agreement between the Company and Mr. McGuire. Pursuant to the new employment agreements, Messrs. McGuire, Murphy and Sutcliffe agreed to continue to provide part-time services to the Company following the consummation of the asset sale to Whatman to assist with the transition of the Company’s business. These employment agreements are described under the heading “Compensation of Executive Officers — Employment Agreements.”

Merger with Point Massachusetts

On November 15, 2001, the Company and PT Acquisition Corp., a wholly-owned subsidiary of the Company formed for the purpose of consummating a merger transaction, entered into an Agreement and Plan of Merger with Point Massachusetts. On March 15, 2002, the Company’s stockholders approved a 1-for-10 reverse split of the Company’s Common Stock and a name change of the Company from HMSR Inc. to Point Therapeutics, Inc. The stockholders of Point Massachusetts also approved on March 15, 2002 the Merger Agreement previously entered into by both parties. The Merger became effective on March 15, 2002, at which time, Point Massachusetts became a wholly-owned subsidiary of the Company. Point Massachusetts subsequently changed its name to “Point Therapeutics Massachusetts, Inc.”

As noted above, Mr. Barberich, a director of the Company, is a director and Chairman of the Board and Chief Executive Officer of Sepracor, which beneficially owned approximately 31.5% of the Company’s common stock as of December 31, 2001. Mr. Barberich has served as a director of Point Massachusetts since March of 1999. As of December 31, 2001, Mr. Barberich beneficially owned approximately 1% of the Company’s outstanding Common Stock and less than 1% of Point Massachusetts’ outstanding common stock. Mr. Barberich’s interests were disclosed to and considered by the Company’s and Point Massachusetts’ boards of directors in connection with their consideration of the Merger. Mr. Barberich abstained from voting on the Merger and the Merger Agreement at the meetings of each company’s Board of Directors because of these interests.

Donald R. Kiepert, Jr., a director of the Company, is employed by the Company as its Chairman of the Board, President and Chief Executive Officer. Prior to the Merger, Mr. Kiepert also served in the same positions and offices with Point Massachusetts. The Company’s employment agreement with Mr. Kiepert, which was entered into by Point Massachusetts prior to the Merger, is described under the heading “Executive Compensation — Employment Agreements.”

Daniel T. Roble, a director of the Company, is a partner of the law firm of Ropes & Gray. Ropes & Gray provided Point Massachusetts with legal services in the past and in connection with the Merger and currently provides legal services to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES PRESENTED.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2002, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board will reconsider the matter.

Independent Auditors Fees and Other Matters

Audit Fees

PricewaterhouseCoopers LLP billed the Company an aggregate of $68,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and its limited reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

Ernst & Young LLP, which served as the independent auditors of Point Massachusetts for the year ended December 31, 2001, billed Point Massachusetts an aggregate of $42,000 in fees for professional services rendered in connection with the audit of Point Therapeutics Massachusetts’ financial statements for the most recent fiscal year.

Financial Information Systems Design And Implementation Fees

There were no fees billed by PricewaterhouseCoopers LLP or Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

PricewaterhouseCoopers LLP billed the Company an aggregate of $48,000 for fees rendered to the Company in conjunction with tax filings, the Whatman Sale, the Merger Agreement and S-4 filing between the Company and Point Massachusetts, during the fiscal year ended December 31, 2001.

Ernst & Young LLP billed Point Massachusetts an aggregate of $91,000 for fees rendered to Point Massachusetts in conjunction with tax filings, the Merger Agreement and S-4 filing between the Company and Point Massachusetts, during the fiscal year ended December 31, 2001.

Change in Certifying Accountant

On April 22, 2002, the Audit Committee and the Board of Directors of the Company dismissed PricewaterhouseCoopers LLP as the Company’s independent accountants and engaged Ernst & Young LLP to serve as the Company’s independent accountants.

PricewaterhouseCoopers LLP’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through April 22, 2002, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused it to make reference to the subject matter in connection with its reports on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures. Attached to this Proxy Statement as Appendix A is a copy of the letter from PricewaterhouseCoopers LLP addressed to the SEC dated June 14, 2002, stating whether PricewaterhouseCoopers LLP agrees with such disclosure.

During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Appointment of Principal Independent Public Accountants

Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has, subject to ratification by the stockholders, appointed Ernst & Young LLP as the Company’s principal independent public accountants for the year 2002. This firm is replacing PricewaterhouseCoopers LLP who served in such capacity in 2001 and previously. A representative from Ernst & Young LLP will be present at the Annual Meeting and will be available to make such comments as may be appropriate and to answer proper questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS FOR 2002.

STOCKHOLDER PROPOSALS — 2003 ANNUAL MEETING

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy for the 2003 Annual Meeting of Stockholders (the “2003 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 125 Summer Street, Boston, Massachusetts 02110, no later than Monday, March 31, 2003.

If a stockholder of the Company wishes to present a proposal before the 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2003 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2003 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

The Board knows of no other business, which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews.

The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

Donald R. Kiepert, Jr., President and
Chief Executive Officer

June 14, 2002

APPENDIX A

June 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Point Therapeutics, Inc. (formerly HMSR Inc.) appearing under the caption “Change in Certifying Accountant” which appears in the Company’s proxy materials for the Point Therapeutics, Inc. Annual Meeting of Stockholders dated June 14, 2002 (copy attached), which we understand will be filed with the Commission, pursuant to Item 9 of Schedule 14A. We agree with the statements concerning our Firm under the above referenced caption appearing in such proxy materials.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

A-1

POINT THERAPEUTICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held July 9, 2002

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY
AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Donald R. Kiepert, Jr. and Richard N. Small, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Point Therapeutics, Inc. (the “Company”) to be held on Tuesday, July 9, 2002, at 10:00 a.m., at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts 02110, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

☒	Please mark your votes as in this example using dark ink only.

1.	To elect the following nominees for Director to serve for the ensuing year:

Nominees:	Donald A. Kiepert, Jr.	Daniel T. Roble
	Timothy J. Barberich	William J. Whelan, Jr.
Thomas M. Claflin II

	☐ FOR	☐ WITHHELD
all nominees (except as marked below)

(Instruction: To withhold a vote for an individual nominee, write the name of the nominee in the space provided below. Your shares will be voted for the remaining nominee(s).)

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2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the current fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Dated:	, 2002

Signature

Signature if held jointly

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.

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